EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Syntel, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Bharat Desai, Chairman & Chief Executive Officer of the Company and Arvind Godbole, Chief Financial Officer & Chief Information Security officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Bharat Desai
Bharat Desai
Syntel, Inc. Chairman & Chief Executive Officer
May 8 , 2007

/s/ Arvind Godbole
Arvind Godbole
Syntel, Inc. Chief Financial Officer &
Chief Information Security Officer
May 8 , 2007

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